Exhibit 99.1
West Coast Community Bancorp Announces Listing on Nasdaq Stock Market

SANTA CRUZ, Calif., Sept. 15, 2026 (GLOBE NEWSWIRE) -- West Coast Community Bancorp (the “Company”) (Nasdaq: WCCB), the parent company of West Coast Community Bank, today announced that its Registration Statement on Form 10 has been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and its common stock has been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”). The Company’s common stock, which previously traded on the OTCQX Best Market under the ticker symbol “WCCB,” is expected to begin trading on Nasdaq under the same ticker symbol at the opening of the market on September 16, 2026. Concurrently with the uplisting, the Company is launching an enhanced Investor Relations website at investors.wccb.com.

“Listing on Nasdaq marks an important milestone in West Coast Community Bancorp’s growth as a leading community banking franchise in California’s Central Coast and Silicon Valley,” said Krista Snelling, Chairman and Chief Executive Officer. “Our decision to uplist reflects the strength and maturity of our institution and our commitment to delivering long-term value for our shareholders. Access to one of the world’s most recognized and liquid equity markets positions us to deepen engagement with institutional investors and broaden our shareholder base as we continue executing on our strategic plan.”

Shareholders do not need to take any action in connection with the uplisting of the Company’s common stock. The Company is not issuing any new shares of common stock in connection with this listing. No proceeds are being raised as part of this process.

The Company's shares have traded publicly since 2004. Trading was previously conducted under the SCZC ticker symbol on OTC markets until the Bank was renamed West Coast Community Bank in 2025 and the ticker symbol was changed to WCCB. The shares subsequently traded on the OTCQX Best Market.

ABOUT WEST COAST COMMUNITY BANK AND WEST COAST COMMUNITY BANCORP

Founded in 2004, West Coast Community Bank is the wholly owned subsidiary of West Coast Community Bancorp, a bank holding company. The Bank is a top-rated, locally operated and full-service community bank headquartered in Santa Cruz, Calif. with branches in Aptos, Capitola, King City, Monterey, Salinas, San Jose, San Luis Obispo, Santa Cruz, Scotts Valley and Watsonville. West Coast Community Bank is distinguished from "big banks" by its relationship-based service, problem-solving focus and direct access to decision makers. The Bank also is an SBA Preferred Lending Partner. As a full-service bank, West Coast Community Bank offers competitive deposit and lending solutions for businesses and individuals; including business loans, lines of credit, commercial real estate financing, construction lending, asset-based lending, agricultural loans, SBA and USDA government guaranteed loans, credit cards, merchant services, remote deposit capture, mobile and online banking, bill payment and treasury management. True to its community roots, West Coast Community Bank supports regional well-being by actively participating in and donating to local nonprofit organizations. Visit wccb.com and investors.wccb.com for more information.

Additional information regarding the Company, including its most recent investor presentation, is available at the Company’s investors.wccb.com. Investors are encouraged to review these materials for additional information regarding the Company’s business, strategy, operations, and financial performance and condition. The Company’s most recent investor presentation has also been furnished with the SEC in connection with this release.

Forward-Looking Statements

This release contains forward-looking statements, including statements regarding the expected uplisting of the Company’s common stock to the Nasdaq Stock Market and the potential benefits of such listing. Words such as “believe,” “expect,” “estimate,” “project,” “forecast,” “anticipate,” “intend,” “plan,” “may,”

Exhibit 99.1
“will,” “could,” “should,” “predicts,” “continue” and similar expressions are intended to identify such forward-looking statements; however, the absence of these words does not mean the statements are not forward-looking. Forward-looking statements are based on current expectations, estimates and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ include, but are not limited to, market conditions, the Company’s continued ability to satisfy Nasdaq listing requirements, regulatory developments, economic conditions, interest rate changes, and competitive pressures and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including those discussed in the Company’s Registration Statement on Form 10. Any anticipated benefits of the uplisting of the Company’s common stock to the Nasdaq Stock Market are subject to market conditions and other factors outside of the Company’s control and no assurance can be given as to the effect that the uplisting may have on the price or trading volume of its common stock or on the liquidity of an investment in its common stock. Investors are cautioned not to place undue reliance on forward- looking statements, which speak only as of the date made. West Coast Community Bancorp undertakes no obligation to update forward-looking statements except as required by law.

MEDIA CONTACTS
Krista Snelling, Chairman and Chief Executive Officer
Cecilia Situ, Executive Vice President and Chief Financial Officer
investorrelations@wccb.com